SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2004

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
Exhibit Index
Opinion of Baker Botts L.L.P.
Consent of Ernst & Young LLP

Item 5. Other Events

     On March 2, 2004, Waste Management, Inc. (the “Company”) commenced an underwritten public offering of $350 million of its 5.00% Senior Notes due March 15, 2014 (the “Notes”). The Notes are to be issued under an Indenture dated as of September 10, 1997 between the Company and JPMorgan Chase Bank, as Trustee.

     The Company is filing the legal opinion of Baker Botts L.L.P. and the consent of Ernst & Young LLP as exhibits 5 and 6 hereto for incorporation by reference into its Registration Statement on Form S-3 (No. 333-97697).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

5	Opinion of Baker Botts L.L.P.

6	Consent of Ernst & Young LLP

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: March 2, 2004	By:	/s/ RICK L WITTENBRAKER
Rick L Wittenbraker
Senior Vice President, General Counsel and Assistant Secretary

Exhibit Index

5	Opinion of Baker Botts L.L.P.

6	Consent of Ernst & Young LLP